SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 6, 2004

Date of Report
(Date of Earliest Event Reported)

ONYX SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	0-25361	91-1629814

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1100-112th Avenue NE, Suite 100, Bellevue, Washington   98004-4504

(Address of Principal Executive Offices)                                (Zip Code)

(425) 451-8060

(Registrant’s Telephone Number, Including Area Code)

None

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events
Item 7. Financial Statements, Pro Forma Information and Exhibits
SIGNATURE
EXHIBIT INDEX
Exhibit 10.1
Exhibit 10.2
Exhibit 99.1

Item 5. Other Events

     On April 7, 2004, Onyx Software Corporation, a Washington corporation, announced an asset acquisition of business process management technology from Visuale, Inc., a Delaware corporation based in Los Gatos, California pursuant to an Asset Purchase Agreement dated April 6, 2004 by and among Onyx, Visuale, Softworks Australia Pty Ltd and certain stockholders of Visuale.

     Under the terms and conditions of the purchase agreement, Onyx purchased the acquired technology with a guaranteed purchase price of $4.0 million, including (a) an initial payment of $400,000 in cash, (b) Onyx common stock valued at $1.6 million in the form of 504,891 shares, and (c) on the one-year anniversary of closing, a subsequent payment valued at $1.0 million, to be paid at Onyx’s option in either cash or stock. In addition, Onyx agreed to make royalty payments to Visuale on sales of certain Onyx products incorporating the acquired technology, with a guaranteed minimum royalty payment in each of the third and fourth years following closing of $500,000.

     Onyx has also reached employment agreements with key developers of the acquired technology who will join Onyx’s development group and will be based in Brisbane, Australia.

     Those stockholders of Visuale who are parties to the purchase agreement, along with Visuale and Softworks, or the Indemnifying Parties, have agreed under the purchase agreement to indemnify and hold harmless Onyx and its officers, directors and affiliates from and against any damages incurred as a result of, among other things, any inaccuracy in the representations and warranties made by the Indemnifying Parties. The total indemnification liability of the Indemnifying Parties is limited to an aggregate of $4 million.

     Onyx also entered into a Registration Rights Agreement dated April 6, 2004 with Visuale. Onyx agreed to prepare and file with the SEC no later than 90 days after the closing date a registration statement covering the resale of the 504,891 shares of Onyx common stock issued to Visuale at the closing.

     The Asset Purchase Agreement and the Registration Rights Agreement are attached as Exhibits 10.1 and 10.2 to this current report and are incorporated into this report by reference. This summary of the provisions of the agreements is not complete and you should refer to the exhibits for copies of the actual agreements. A copy of the press release dated April 7, 2004 relating to the acquisition of the Visuale technology is attached as Exhibit 99.1 and is incorporated into this current report by reference.

Item 7. Financial Statements, Pro Forma Information and Exhibits

(c)	Exhibits

10.1*	Asset Purchase Agreement dated April 6, 2004 by and among Onyx Software Corporation, Visuale, Inc., Softworks Australia Pty Ltd and certain stockholders of Visuale.

10.2	Registration Rights Agreement dated April 6, 2004 by and between Onyx Software Corporation and Visuale, Inc.

Form 8-K – ONYX SOFTWARE CORPORATION	PAGE 1

99.1	Press Release dated April 7, 2004.

*Confidential treatment requested; the omitted material has been separately filed with the SEC.

Form 8-K – ONYX SOFTWARE CORPORATION	PAGE 2

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONYX SOFTWARE CORPORATION

Dated: April 8, 2004	By:	/s/ PAUL B. DAUBER

Paul B. Dauber
Chief Legal Officer and Secretary

Form 8-K – ONYX SOFTWARE CORPORATION	PAGE 3

EXHIBIT INDEX

Exhibit Number	Description
10.1*	Asset Purchase Agreement dated April 6, 2004 by and among Onyx Software Corporation, Visuale, Inc., Softworks Australia Pty Ltd and certain stockholders of Visuale.

10.2	Registration Rights Agreement dated April 6, 2004 by and between Onyx Software Corporation and Visuale, Inc.

99.1	Press Release dated April 7, 2004.

*Confidential treatment requested; the omitted material has been separately filed with the SEC.

Form 8-K – ONYX SOFTWARE CORPORATION	PAGE 4